EXHIBIT 99.2
Radiographic Assessment at 6, 12 and 24 Months

6 Months 12 Months 24 Months TCP + Buffer 0.18 0.326 0.415 TCP + 1.0 mg/ml PDGF 0.34 0.537 0.569 GEM 21S 0.56 0.605 0.666 Radiographic Percent Bone Fill n values 6 Mos. 12 Mos. 24 Mos. TCP + Buffer 59 43 29 TCP + 1.0 mg/ml PDGF 61 43 30 GEM 21S(r) 60 45 29 Mean Percent BF 67 57 42 61 54 33 57 18 p < .001 p < .001 34

6 Months 12 Months 24 Months TCP + Buffer 0.89 1.42 1.81 TCP + 1.0 mg/ml PDGF 1.53 2.25 2.35 GEM 21S 2.52 2.88 3.22 Radiographic Linear Bone Growth n values 6 Mos. 12 Mos. 24 Mos. TCP + Buffer 59 43 29 TCP + 1.0 mg/ml PDGF 61 43 30 GEM 21S(r) 60 45 29 Mean LBG in millimeters 2.9 1.4 2.3 3.2 2.4 1.8 2.6 0.9 p < .001 p < .001 1.5

6 Months 12 Months 24 Months TCP + Buffer 4.2 4.09 3.79 TCP + 1.0 mg/ml PDGF 4.3 4.16 4.03 GEM 21S 4.4 4.47 4.48 Average Pocket Depth Reduction n values 6 Mos. 12 Mos. 24 Mos. TCP + Buffer 59 43 29 TCP + 1.0 mg/ml PDGF 61 43 30 GEM 21S(r) 60 45 29 PDR in millimeters 4.5 4.5 4.4 4.2 4.1 4.0 3.8 4.3 4.2

6 Months 12 Months 24 Months TCP + Buffer 3.5 3.6 3.28 TCP + 1.0 mg/ml PDGF 3.7 3.51 3.47 GEM 21S 3.7 3.76 4.07 CAL Gain n values 6 Mos. 12 Mos. 24 Mos. TCP + Buffer 59 43 29 TCP + 1.0 mg/ml PDGF 61 43 30 GEM 21S(r) 60 45 29 CAL Gain in millimeters 4.1 3.7 3.7 3.5 3.6 3.5 3.3 3.7 3.5